Exhibit 107.1
CALCULATION OF FILING FEE TABLES

Form S-8
(Form Type)

Compass Minerals International, Inc.
(Exact name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.01 par value per share, reserved for issuance pursuant to the Compass Minerals International, Inc. 2020 Incentive Award Plan	Rule 457(a)	1,700,000	$25.42	$43,214,000.00	$138.10 per $1,000,000	$5,967.86
Total Offering Amounts					$43,214,000.00		$5,967.86
Total Fee Offsets							—
Net Fee Due							$5,967.86
(1)Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.01 per share (“Common Stock”), of Compass Minerals International, Inc. (the “Company”) that become issuable under the Company’s 2020 Incentive Award Plan (as amended to date, the “2020 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.
(2)The number of shares registered represents 1,700,000 additional shares of Common Stock that became available for issuance as a result of the third amendment to the 2020 Plan, which was approved by the Company’s stockholders at the Company’s annual meeting of stockholders held on March 6, 2025.
(3)The Proposed Maximum Offering Price Per Unit is estimated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share for shares available for future grant is the average of the high and low prices for the registrant’s Common Stock as reported on The New York Stock Exchange on August 24, 2026, which was $25.42.

Table 2: Fee Offset Claims and Sources	☑	Not Applicable

		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A